EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsor and Trustee of Government Securities Income Fund,
U.S. Treasury Zero Coupon Bond Series--8, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-36109 of our report dated February 2, 1998, relating to the Statement of Condition of Government Securities Income Fund, U.S.. Treasury Zero Coupon Bond Series--8, Defined Asset Funds, and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 2, 1998